For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: invrel@abinc.com

                                                HOLD FOR RELEASE:
                                                6:30 P.M. EASTERN DAYLIGHT TIME
                                                Wednesday, April 21, 2004

          A&B REPORTS 1st QUARTER 2004 EARNINGS OF $27.1 MILLION
                   Earnings Per Share Of $0.64 Up 49 Percent

     Honolulu (April 21, 2004) -- Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported first quarter 2004 net income of $27,100,000, or $0.64 per share. Net income in the first quarter of 2003 was $17,600,000, or $0.43 per share. Revenue in the first quarter of 2004 was $344,900,000, compared with revenue of $273,400,000 in the first quarter of 2003.

COMMENTS ON QUARTER, OUTLOOK
     "Results in the quarter were excellent," said Allen Doane, president and chief executive officer of A&B. "A&B's real estate business had exceptional performance--the combination of our increased investments coinciding with favorable market conditions in Hawaii. Most importantly, having acquired all the undeveloped land at Wailea on Maui in October 2003, we are encouraged by the strong initial sales at Golf Vistas, our first transactions at Wailea. In addition, sales performance was strong at a number of other Hawaii development projects.
     "Matson had a good quarter, in line with our expectations.
Container volume continued to grow, reflecting improved economic conditions in Hawaii. The first quarter is generally the weakest for Matson. Although we do not expect year-to-year increases in Matson's quarterly profitability as significant as was experienced in the first quarter of 2004, profit margins should increase for the remaining three quarters due to normal seasonality.

     "Improved income for food products is likely to be a one-quarter event. Sugar prices are lower than the prior year and sugar production is significantly below plan as heavy rainfall has delayed harvesting.

     "Overall, A&B is on track to achieve increased earnings in 2004."

TRANSPORTATION--OCEAN TRANSPORTATION

     --------------------------------------------------------------------------
                                              Quarter Ended March 31
     --------------------------------------------------------------------------
     Dollars in Millions               2004              2003          Change
     --------------------------------------------------------------------------
       Revenue                       $ 196.5            $ 186.1           6%
       Operating Profit              $  18.6            $  12.1          54%
     --------------------------------------------------------------------------
     Volume (Units)
     --------------------------------------------------------------------------
       Hawaii Containers              39,700             39,000           2%
       Hawaii Automobiles             36,300             37,500         - 3%

     Operating profit improved strongly in ocean transportation. During the first quarter of 2003, Matson's expenses were higher than normal due to aftereffects of West Coast labor disruptions late in 2002. The improvement this quarter was primarily due to improved cargo yield and mix, higher container volumes in the Hawaii and Guam services, several one-time vessel revenue-charters and improved operating results from joint ventures. Partially offsetting the improvements were higher costs for longshore services, vessel operating expenses and depreciation. The decrease in automobile carriage was primarily the result of an unusually high level of carryover volume in early 2003, following the port disruptions on the West Coast.

TRANSPORTATION--LOGISTICS SERVICES

     --------------------------------------------------------------------------
                                               Quarter Ended March 31
     --------------------------------------------------------------------------
     Dollars in Millions                2004              2003          Change
     --------------------------------------------------------------------------
       Revenue                        $ 74.1             $ 51.0           45%
       Operating Profit               $  1.0             $  0.5          100%
     --------------------------------------------------------------------------

     Record revenue for Matson Integrated Logistics, Inc. in the first quarter of 2004 was due mainly to greater customer volume, principally in the highway sector. Along with internal growth, the revenue boost reflected an acquisition in late 2003. At $1.0 million, operating profit in the quarter doubled from the same period in 2003.

PROPERTY DEVELOPMENT & MANAGEMENT--LEASING

     --------------------------------------------------------------------------
                                               Quarter Ended March 31
     --------------------------------------------------------------------------
     Dollars in Millions               2004                 2003         Change
     --------------------------------------------------------------------------
       Revenue                       $ 20.8               $ 19.1           9%
       Operating Profit              $  9.5               $  8.6          10%
     --------------------------------------------------------------------------
     Occupancy Rates
     --------------------------------------------------------------------------
       Mainland                          94%                  87%           7%
       Hawaii                            90%                  89%           1%

     Growth in first quarter 2004 revenue and operating profit was primarily the result of higher occupancies in the Mainland leasing portfolio and higher contributions from replacement income-producing properties acquired since the first quarter of 2003.

PROPERTY DEVELOPMENT & MANAGEMENT--SALES

     --------------------------------------------------------------------------
                                              Quarter Ended March 31
     --------------------------------------------------------------------------
     Dollars in Millions               2004              2003         Change
     --------------------------------------------------------------------------
       Revenue 1                       40.1            $ 16.7          2.4X
       Operating Profit 1              19.0            $ 11.6          64%
     --------------------------------------------------------------------------
         1 Before removing amounts treated as discontinued operations.

     The first quarter of 2004 was an unusually strong period for property sales. Lots or units in residential and industrial projects were a large part of the mix, as opposed to sales of large developed or undeveloped properties. Prominent among the sales during the first quarter of 2004 were seven lots at Maui Business Park, nine lots at Mill Town Center on Oahu, seven and one-half floors at Alakea Corporate Tower in Honolulu and 21 resort residential lots at Wailea Golf Vistas. A 71-acre parcel on Maui also was sold and there were 11 sales of homes at the Kai Lani joint venture on Oahu, closing out that project.

     Among the larger sale transactions in the first quarter of 2003 were a seven-acre commercial parcel on Maui, three lots at Maui Business Park, and five residential lots at The Summit at Kaanapali. Joint venture sales included 15 homes at Kai Lani and 17 at Holoholo Ku on the island of Hawaii.

FOOD PRODUCTS

     --------------------------------------------------------------------------
                                              Quarter Ended March 31
     --------------------------------------------------------------------------
     Dollars in Millions               2004               2003         Change
     --------------------------------------------------------------------------
       Revenue                       $ 13.4             $ 14.9         - 10%
       Operating Profit              $  2.6             $  1.9           37%
     --------------------------------------------------------------------------
     Tons Sugar Produced             11,700             18,700         - 37%
     --------------------------------------------------------------------------

     In the first quarter of 2004, lower food products revenue resulted primarily from lower production and lower prices for raw sugar. Wet weather unfavorably affected harvest operations. The improvement in operating profit was due to a combination of higher electrical power sales and greater sales of specialty sugars.

COMMENTS ON TAX RATE, BALANCE SHEET
     Net income reflects an estimated tax rate of 37.5 percent. Comparing the quarter-end balance sheets with year-end 2003, the changes were relatively few and quite small. The investments account rose by $14 million, primarily reflecting investment in the Hokua luxury high-rise joint venture. The $24 million rise in shareholders equity was primarily due to income, but a portion of the increase also was due to the exercise of stock options.

COMMENTS ON CASH FLOW, CAPEX
     Comparing the first quarters of 2004 and 2003, operating cash flows increased by a net $43 million. The increase was due principally to better operating results in 2004 and, especially, the sales of real estate. Capital expenditures were $3 million lower, primarily the result of timing.


Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not historical facts are "forward-looking" statements that involve a number of risks and uncertainties described on page 21 of the Company's Annual Report on Form 10-K, which is included in the Company's 2003 annual report to shareholders. These factors could cause actual results to differ materially from those projected in the statements.


                                                       ALEXANDER & BALDWIN, INC.
                                                  2004 and 2003 First-Quarter Results


                                                                              2004                        2003
                                                                              ----                        ----
 Three Months Ended March 31:
 Revenue                                                                  $344,900,000                $273,400,000
 Income From Continuing Operations                                         $26,800,000                 $10,700,000
 Discontinued Operations:  Properties1                                        $300,000                  $6,900,000
 Net Income                                                                $27,100,000                 $17,600,000
 Basic Share Earnings
      Continuing Operations                                                      $0.63                       $0.26
      Net Income                                                                 $0.64                       $0.43
 Diluted Share Earnings
      Continuing Operations                                                      $0.62                       $0.26
       Net Income                                                                $0.63                       $0.42
 Average Shares Outstanding                                                 42,300,000                  41,400,000


1  "Discontinued Operations:  Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.



                                                   Industry Segment Data, Net Income
                                                   ---------------------------------
                                          (In Millions, Except Per Share Amounts, Unaudited)

                                                                                 Three Months Ended
                                                                                 ------------------
                                                                                     March 31,
                                                                                     ---------
                                                                                2004            2003
                                                                                ----            ----
              Revenue:
                Transportation
                    Ocean Transportation                                     $    196.5      $    186.1
                    Logistics Services                                             74.1            51.0
                Property Development & Management
                    Leasing                                                        20.8            19.1
                    Sales                                                          40.1            16.7
                    Less Amounts Reported In
                       Discontinued Operations                                      -             (14.4)
                Food Products                                                      13.4            14.9
                                                                             ----------      ----------
                    Total Revenue                                            $    344.9      $    273.4
                                                                             ==========      ==========

              Operating Profit, Net Income:
                Transportation
                    Ocean Transportation                                     $     18.6      $     12.1
                    Logistics Services                                              1.0             0.5
                Property Development & Management
                    Leasing                                                         9.5             8.6
                    Sales                                                          19.0            11.6
                    Less Amounts Reported In
                       Discontinued Operations                                     (0.4)          (11.2)
                Food Products                                                       2.6             1.9
                                                                             ----------      ----------
                    Total Operating Profit                                         50.3            23.5
                Interest Expense                                                   (3.3)           (2.6)
                Corporate Expenses                                                 (4.1)           (4.1)
                                                                             ----------      ----------
                    Income From Continuing Operations
                       Before Income Taxes                                         42.9            16.8
                Income Taxes                                                      (16.1)           (6.1)
                                                                             ----------      ----------
                Income From Continuing Operations                                  26.8            10.7
                    Discontinued Operations: Properties                             0.3             6.9
                                                                             ----------      ----------
                Net Income                                                   $     27.1      $     17.6
                                                                             ==========      ==========

                Basic Earnings Per Share, Continuing Operations              $     0.63      $     0.26
                Basic Earnings Per Share, Net Income                         $     0.64      $     0.43

                Average Shares                                                     42.3            41.4



                               Consolidated Balance Sheets
                               ---------------------------
                                     (In Millions)

                                            March 31,              December 31,
                                            --------               ------------
                                              2004                    2003
                                              ----                    ----
                                          (Unaudited)
ASSETS
Current Assets                               $    253               $     247
Investments                                        82                      68
Real Estate Developments                           82                      77
Property, Net                                   1,061                   1,079
Capital Construction Fund                         165                     165
Other Assets                                      123                     124
                                             --------               ---------
                  Total                      $  1,766               $   1,760
                                             ========               =========

LIABILITIES & EQUITY
Current Liabilities                          $    177               $     183
Long-Term Debt                                    320                     330
Post-Retirement Benefit Obligs.                    44                      44
Other Long-Term Liabilities                        37                      36
Deferred Income Taxes                             353                     356
Shareholders' Equity                              835                     811
                                             --------               ---------
                  Total                      $  1,766               $   1,760
                                             ========               =========



                          Consolidated Statements of Cash Flows
                          -------------------------------------
                                  (In Millions)

                                                         Quarter Ended
                                                         -------------
                                                           March 31,
                                                           ---------
                                                   2004                    2003
                                                   ----                    ----
                                                          (Unaudited)

Operating Cash Flows                        $        50             $         7
Capital Expenditures                                 (9)                    (12)
CCF Withdrawals/(Deposits), Net                      (1)                     (1)
Proceeds From Issuance of
    (Payment of) Debt, Net                           (9)                     14
Dividends Paid                                       (9)                     (9)
All Other, Net                                       (7)                      2
                                            -----------             -----------
Increase/(Decrease) In Cash                 $        15             $         1
                                            ===========             ===========

Depreciation                                $        19             $        18
                                            ===========             ===========